Apropos Technology Reports Third Quarter Results

Thursday October 27, 4:02 pm ET

OAKBROOK TERRACE, Ill., Oct. 27 /PRNewswire-FirstCall/ -- Apropos Technology (Nasdaq: APRS - News), a leading provider of real time multi-channel interaction management solutions, today reported revenues of $4.1 million for the third quarter ended September 30, 2005 compared to $5.0 million for the third quarter ended September 30, 2004. Revenues for the nine months ended September 30, 2005 were $12.7 million compared to $15.1 million for the nine months ended September 30, 2004.

Net loss for the three months ended September 30, 2005, was $758,000, or a loss of $0.04 per share, which includes acquisition-related transaction costs of $468,000, or $0.03 per share. Net loss for the comparable three months ended September 30, 2004, was $815,000, or a loss of $0.05 per share, which includes restructuring and other charges of $836,000 or $0.05 per share. The restructuring and other charges included costs associated with the separation agreement with the Company's former Chief Executive Officer, exit costs related to the relocation of the Company's EMEA headquarters and adjustment of the reserve for consolidation of the corporate headquarters. Net loss for the nine months ended September 30, 2005, was $1,498,000, or a loss of $0.08 per share, which includes restructuring and other charges of $281,000, or $0.02 per share. Net loss for the comparable nine months ended September 30, 2004, was $691,000, or a loss of $0.04 per share, which includes restructuring and other charges of $1,291,000, or $0.07 per share.

On September 26, 2005, the Company entered into an Agreement and Plan of Merger with Syntellect Inc. and Amelia Acquisition Corporation, pursuant to which the Company will become a wholly-owned subsidiary of Syntellect Inc. Syntellect is a wholly-owned subsidiary of Enghouse Systems Limited (Toronto: ESL - News). In the merger, shareholders of the Company will receive $2.76 per share in cash. Completion of the merger requires, among other things, the affirmative vote of at least two-thirds of the outstanding common shares of the Company. A special meeting of shareholders is scheduled to be held on November 21, 2005 for shareholders of record on October 19, 2005. The Board of Directors of the Company unanimously recommends that shareholders vote for approval of the proposed merger. Shareholders representing approximately 41.4% of the total shares of common stock outstanding have entered into voting agreements with Syntellect pursuant to which they have agreed to vote for the approval of the merger.

The Company has filed with the SEC a proxy statement to be used by the Company to solicit its shareholders' approval of the proposed merger. Shareholders of the Company are urged to read the proxy statement, which was mailed on or about October 21, 2005, regarding the proposed merger, and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, since they contain important information. You can obtain a free copy of the proxy statement, as well as other filings containing information about the Company, at the SEC's Internet site ( http://www.sec.gov ). Copies of the proxy statement and the SEC filings can also be obtained, without charge, by directing a request to: Morrow & Co., Inc., 445 Park Avenue, 5th Floor, New York, New York 10022; telephone: (212) 754-8000 or toll free: (800) 607-0088; email: aprs.info@morrowco.com . You may also contact Frank Leonard at the Company to obtain copies of this information.

A conference call will be conducted by the Company at 5:00 p.m. Eastern Time (ET) on Thursday, October 27. The conference call will be available to all interested parties over the Internet. To listen to the call on the Internet, go to http://www.apropos.com or http://www.earnings.com at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call at http://www.apropos.com , http://www.earnings.com or by dialing 888-203-1112 or 719-457-0820 (international) and providing access code 5479372. The replay will be available by phone through November 3, and over the Internet for 30 days.

About Apropos Technology

Apropos Technology, Inc. (Nasdaq: APRS - News) develops communications management solutions for contact center operations and customer experience management. Apropos solutions are largely used in customer service and support applications for technical products and credit union member contact centers. Apropos solutions integrate with existing systems to provide multi-channel interaction management and a single, universal queuing system. Organizations rely on Apropos to differentiate, prioritize and intelligently route customers to the right agent across voice, voicemail, e-mail, web chat, VoIP, and fax communications. Founded in 1989, the company serves over 300 clients worldwide from its corporate headquarters in Oakbrook Terrace, Ill., and from its European headquarters in the United Kingdom. Additional information about Apropos and its solutions can be found at http://www.apropos.com .

Apropos Technology statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, including statements regarding Apropos Technology's expectations, anticipations, goals, beliefs, targets, hopes, intentions or strategies regarding the future. Forward-looking statements include statements regarding business model, product introduction and acceptance, future sales, sales growth and sales channels, profitability and results of operations, gross margins, operating expenses and financial stability. These forward-looking statements are subject to various risks and uncertainties as more fully set forth under the caption "Risk Factors Associated with Apropos' Business and Future Operating Results" in Apropos Technology's Annual Report on Form 10-K for the year ended December 31, 2004, as filed with the Securities and Exchange Commission. Apropos Technology's actual results and the timing of certain events may differ significantly from the results discussed in the forward-looking statements; Apropos Technology makes no commitment to disclose any revisions to forward-looking statements, or any facts, events or circumstances after the date hereof that may bear upon forward-looking statements.

-tables to follow-

                           Apropos Technology, Inc.
               Condensed Consolidated Statements of Operations
                   (In thousands, except per share amounts)

                             Three months ended        Nine months ended
                               September 30              September 30
                             2005         2004         2005         2004
    Revenue               (Unaudited)  (Unaudited)  (Unaudited)  (Unaudited)
      Software licenses     $1,047       $1,731       $3,505       $5,357
      Services and other     3,016        3,249        9,226        9,751
    Total revenue            4,063        4,980       12,731       15,108

    Cost of goods
     and services
      Cost of software          83          172          179          459
      Cost of services
       and other               904          897        2,976        2,769
    Total cost of goods
     and services              987        1,069        3,155        3,228

    Gross margin             3,076        3,911        9,576       11,880

    Operating expenses
      Sales and marketing    1,525        1,887        5,018        5,320
      Research and
       development           1,079        1,021        3,335        3,105
      General and
       administrative        1,101        1,132        3,284        3,175
      Restructuring and
       other charges           468          836          281        1,291
    Total operating
     expenses                4,173        4,876       11,918       12,891

    Income (loss)
     from operations        (1,097)        (965)      (2,342)      (1,011)

    Other income (expense)
      Interest income          339          145          866          347
      Other income
       (expense), net            0            5          (22)         (27)
    Total other income         339          150          844          320

    Net income (loss)        $(758)       $(815)     $(1,498)       $(691)

    Net income (loss)
     per share
      Basic                 $(0.04)      $(0.05)      $(0.08)      $(0.04)
      Diluted               *            *            *            *

    Weighted-average
     number of shares
     outstanding
      Basic                 17,961       17,343       17,877       17,240
      Diluted               *            *            *            *

    * Diluted weighted-average number of shares outstanding are not shown, as the effect would be anti-dilutive.

                           Apropos Technology, Inc.
                    Condensed Consolidated Balance Sheets
                                (In thousands)

                                                  September 30    December 31
                                                       2005           2004
    Assets                                         (Unaudited)
    Current assets:
      Cash and cash equivalents                      $18,845        $12,291
      Short-term investments                          21,024         28,867
      Accounts receivable, net                         2,285          3,155
      Inventory                                           70             34
      Prepaid expenses and other current assets          213            355

    Total current assets                              42,437         44,702

    Equipment, net                                       500            565
    Other assets                                          26             21

    Total assets                                     $42,963        $45,288

    Liabilities and shareholders' equity
    Current liabilities:
      Accounts payable                                  $517           $155
      Accrued expenses                                 1,440          1,854
      Deferred revenues                                2,763          3,403
      Other current liabilities                          475            856

    Total current liabilities                          5,195          6,268

      Accrued restructuring, less current portion         --            245

    Shareholders' equity
      Common shares                                      180            176
      Additional paid-in capital                     103,643        103,155
      Accumulated deficit                            (66,054)       (64,556)

    Total shareholders' equity                        37,768         38,775

    Total liabilities and shareholders' equity       $42,963        $45,288